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As Filed with the Securities and Exchange Commission on December 19, 2000

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Microsystems Corporation
(Exact name of registrant as specified in its charter)

Washington	91-1074996
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5020 148th Avenue N.E.
Redmond, Washington 98052-5172
(Address of principal executive offices) (Zip code)

Applied Microsystems Corporation
1992 Performance Stock Plan
1996 Employee Stock Purchase Plan
Nonqualified Stock Option Grant to Stephen J. Verleye
(Full title of the plan)

Stephen J. Verleye, President and Chief Executive Officer
Applied Microsystems Corporation
5020 148th Avenue N.E.
Redmond, Washington 98052-5172
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (425) 882-2000.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price	Amount of registration fee

1992 Performance Stock Plan
Common Stock	727,972	$5.20	$3,785,454.40
	322,028	$2.33	$749,713.39

Nonqualified Stock Option Grant to Stephen J. Verleye
Common Stock	215,000	$2.50	$537,500.00

1996 Employee Stock Purchase Plan
Common Stock	250,000	$1.98	$494,721.25

TOTALS	1,515,000		$5,567,389.04	$1,469.79

1
The securities to be registered include options and rights to acquire Common Stock.
2
Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.
3
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1992 Performance Stock Plan and the Nonqualified Stock Option Grant to Stephen J. Verleye, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1992 Performance Stock Plan, the $2.33 price is based upon the average of the high and low sales prices of the Common Stock on December 14, 2000, as reported on the Nasdaq National Market. The 1996 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on December 14, 2000, as reported on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    Applied Microsystems Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

    (a) The Company's latest annual report on Form 10-K filed March 29, 2000 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1999 (Commission File No. 0-26778);

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 15, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

    Inapplicable.

Item 6.  Indemnification of Directors and Officers

    The Restated Articles of Incorporation of the Company (the "Articles") contain provisions entitling directors and officers to be indemnified by the Company against claims arising out of their actions in such capacities to the fullest extent permitted by law. In addition, the Articles contain provisions limiting the personal liability of directors to the Company or its shareholders to the fullest extent permitted by law.

Item 7.  Exemption From Registration Claimed

    Inapplicable.

Item 8.  Exhibits

    See Exhibit Index.

Item 9.  Undertakings

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on December 19, 2000.

APPLIED MICROSYSTEMS CORPORATION
By:	/s/ ROBERT C. BATEMAN Robert C. Bateman, Vice President, Finance and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

    The officers and directors of Applied Microsystems Corporation whose signatures appear below, hereby constitute and appoint Stephen J. Verleye and Robert C. Bateman, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEPHEN J. VERLEYE Stephen J. Verleye	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2000
/s/ ROBERT C. BATEMAN Robert C. Bateman	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2000
/s/ ELWOOD D. HOWSE, JR. Elwood D. Howse, Jr.	Director	December 19, 2000
/s/ ANTHONY MIADICH Anthony Miadich	Director	December 19, 2000
/s/ LARRY L. EVANS Larry L. Evans	Director	December 19, 2000
/s/ CHARLES H. HOUSE Charles H. House	Director	December 19, 2000

EXHIBIT INDEX

4.1
Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission initially on September 15, 1995 (No. 333-97002)
4.2
Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission initially on September 15, 1995 (No. 333-97002)
5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP, Independent Auditors
24	Power of Attorney (included in signature pages to this registration statement)

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURE
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX